Exhibit 23.2

Consent of the Independent Registered Public Accounting Firm

The Board of Directors

New Century REIT, Inc.:

We consent to the inclusion in this Amendment No. 6 to the registration statement on Form S-3 of New Century REIT, Inc. of our report dated September 8, 2004, with respect to the consolidated balance sheet of New Century REIT, Inc. as of August 31, 2004 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Los Angeles, California

September 15, 2004